Exhibit 99.1

iLearningEngines, Inc. and Arrowroot Acquisition Corp. Announce Effectiveness of Registration Statement and February 12, 2024 Special Meeting to Approve Business Combination

BETHESDA, Md. & MARINA DEL REY, Calif.--(BUSINESS WIRE)--Arrowroot Acquisition Corp. (NASDAQ:ARRW), a publicly traded special purpose acquisition company (“Arrowroot”) sponsored by affiliates of Arrowroot Capital Management, a 10 year old private equity firm specializing in enterprise software, and iLearningEngines, Inc. (“iLearningEngines” or “the Company”), a leader in AI-powered learning automation and information intelligence for corporate and educational use, today announced that on February 2, 2024 the U.S. Securities and Exchange Commission (the “SEC”), declared effective the registration statement on Form S-4 (the “Registration Statement”) filed by Arrowroot in connection with the previously announced proposed business combination (the “Business Combination”) between Arrowroot and iLearningEngines. The filing can be viewed in its entirety on the SEC’s website at www.sec.gov.

Arrowroot also commenced mailing the definitive proxy statement/prospectus on or about February 2, 2024, which was included in the Registration Statement, relating to the special meeting of stockholders to be held in connection with the Business Combination (the “Special Meeting”). The Special Meeting is scheduled to be held on February 12, 2024 at 9 a.m. Eastern Time. The Special Meeting will be held exclusively over the Internet by means of a live video webcast, which can be accessed by visiting https://www.virtualshareholdermeeting.com/ARRW2024SM. Holders of Arrowroot’s common stock at the close of business on the record date of January 18, 2024 are entitled to notice of the Special Meeting and to vote at the Special Meeting. More details about the Business Combination and the resolutions to be voted upon at the Special Meeting can be found in the definitive proxy statement/prospectus filed by Arrowroot, available at: http://www.sec.gov.

Assuming satisfaction of the conditions of the closing of the Business Combination, including approval of the Business Combination by Arrowroot stockholders, the combined company intends to operate as iLearningEngines, Inc. and is expected to be listed on Nasdaq Global Market under the ticker symbol “AILE”, with warrants under the ticker “AILEW”. The Nasdaq listing is subject to the closing of the Business Combination and fulfillment of all Nasdaq listing requirements.

About iLearningEngines

iLearningEngines is a leading cloud-based, AI driven mission critical training for enterprises. iLearningEngines has consistently ranked as one of the fastest growing companies in North America on the Deloitte Technology Fast 500. iLearningEngines’ AI and Learning Automation platform is used by enterprises to productize their enterprise knowledge for consumption throughout the enterprise. The intense demand for scalable outcome-based training has led to deployments in some of the most regulated and detail-oriented vertical markets, including Healthcare, Education, Insurance, Retail, Oil & Gas / Energy, Manufacturing and Government. iLearningEngines was founded by Harish Chidambaran in 2010, with headquarters in Bethesda, MD and offices in Dubai, UAE and Trivandrum, Pune and Kochi, India.

About Arrowroot

Arrowroot is a special purpose acquisition company formed for the purpose to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Arrowroot is sponsored by affiliates of Arrowroot Capital Management, a leading investor in enterprise software. Arrowroot was founded on November 5, 2020 and is headquartered in Marina Del Rey, CA.

Additional Information and Where to Find It

A full description of the terms of the Business Combination is provided in a registration statement on Form S-4 (File No. 333-274333) filed with the SEC by Arrowroot that includes a prospectus with respect to the securities to be issued in connection with the Business Combination and a proxy statement with respect to the Special Meeting of Arrowroot to vote on the Business Combination. Arrowroot Acquisition Corp. urges its investors, stockholders and other interested persons to read the definitive proxy statement/ prospectus as well as other documents filed with the SEC because these documents will contain important information about Arrowroot, iLearningEngines and the Business Combination. The definitive proxy statement/prospectus to be included in the registration statement has been mailed to stockholders of Arrowroot with a record date January 18, 2024. Stockholders may also obtain a copy of the S-4, including the proxy statement/prospectus, and other documents filed with the SEC without charge, by directing a request to: Arrowroot Acquisition Corp., 4553 Glencoe Avenue, Suite 200, Marina del Rey, CA 90292. The definitive proxy statement/prospectus to be included in the registration statement can also be obtained, without charge, at the SEC’s website (www.sec.gov).

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE BUSINESS COMBINATION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 with respect to the Business Combination. Forward looking statements generally are accompanied by words such as “believe,” “may,” “will, “estimate,” “continue,” “anticipate,” “intend,” expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” the negative forms of these words and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to statements regarding the proposed Business Combination, Arrowroot’s ability to consummate the Business Combination; and the combined company’s ability to complete and maintain its listing on NASDAQ. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the respective management of iLearningEngines and Arrowroot and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions this press release relies on. Many actual events and circumstances are beyond the control of iLearningEngines and Arrowroot. These forward-looking statements are subject to a number of risks and uncertainties, including (i) changes in domestic and foreign business, market, financial, political, and legal conditions; (ii) the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Business Combination or that the approval of the stockholders of Arrowroot or iLearningEngines is not obtained; (iii) failure to realize the anticipated benefits of the Business Combination; (iv) risks relating to the uncertainty of the projected financial information with respect to iLearningEngines; (v) risks related to the rollout of iLearningEngines’ business and the timing of expected business milestones; (vi) the amount of redemption requests made by Arrowroot’s stockholders; (vii) the ability of Arrowroot or iLearningEngines to issue equity or equity-linked securities or obtain debt financing in connection with the Business Combination or in the future; (viii) risks related to LearningEngines’s need for substantial additional financing to implement its operating plans, which financing it may be unable to obtain, or unable to obtain on acceptable terms; (ix) the ability to maintain the listing of the combined company’s securities on Nasdaq or another national securities exchange; (x) the risk that the Business Combination disrupts current plans and operations of iLearningEngines or Arrowroot as a result of the announcement and consummation of the Business Combination; (xi) the risk that any of the conditions to closing are not satisfied in the anticipated manner or on the anticipated timeline; (xii) the effects of competition on iLearningEngines future business and the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (xiii) risks related to political and macroeconomic uncertainty; (xiv) the outcome of any legal proceedings that may be instituted against iLearningEngines, Arrowroot or any of their respective directors or officers, following the announcement of the Business Combination; (xv) the impact of the global COVID-19 pandemic on any of the foregoing risks; (xvi) any changes to the accounting matters of Arrowroot as a result of guidance from the SEC; and (xvii) those factors discussed in the registration statement under the heading “Risk Factors,” and other documents Arrowroot has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Arrowroot nor iLearningEngines presently know, or that Arrowroot nor iLearningEngines currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Arrowroot’s and iLearningEngines’ expectations, plans, or forecasts of future events and views as of the date of this communication. Arrowroot and iLearningEngines anticipate that subsequent events and developments will cause Arrowroot’s and iLearningEngines’ assessments to change. However, while Arrowroot and iLearningEngines may elect to update these forward-looking statements at some point in the future, Arrowroot and iLearningEngines specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Arrowroot’s and iLearningEngines’ assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Officer or Solicitation

This communication relates to a proposed transaction between iLearningEngines and Arrowroot. This communication does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in Solicitation

Arrowroot and iLearningEngines, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of Arrowroot’s stockholders in respect of the Business Combination. Information about the directors and executive officers of Arrowroot is set forth in Arrowroot’s filings with the SEC. Information about the directors and executive officers of iLearningEngines and more detailed information regarding the identity of all potential participants, and their direct and indirect interests by security holdings or otherwise, have been set forth in the definitive proxy statement/prospectus for the Business Combination. Additional information regarding the identity of all potential participants in the solicitation of proxies to Arrowroot’s stockholders in connection with the Business Combination and other matters to be voted upon at the Special Meeting, and their direct and indirect interests, by security holdings or otherwise, were included in the definitive proxy statement/prospectus.

Contacts

For iLearningEngines:
Investor Contacts:
Kevin Hunt
iLearningEnginesIR@icrinc.com

Media Contact:
For Arrowroot Acquisition Corp.:
Jessica Schmitt
jschmitt@arrowrootcapital.com

For iLearningEngines:
Dan Brennan
ICR Inc.
iLearningPR@icrinc.com

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